UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



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                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF
                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
              (Date of earliest event reported) September 29, 2003





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







                 STATE OF DELAWARE                            38-0572515
                 -----------------                            ----------
             (State or other jurisdiction of               (I.R.S. Employer
             Incorporation or Organization)              Identification No.)

          300 Renaissance Center, Detroit, Michigan            48265-3000
          -----------------------------------------            ----------
          (Address of Principal Executive Offices)             (Zip Code)






          Registrant's telephone number, including area code (313) 556-5000
                                                             --------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (c) Exhibits.

Exhibit No.   Exhibit
----------    -------

  99.1        Press Release, dated September 29, 2003

Item 9. Regulation FD Disclosure
     On September 29, 2003, General Motors Corporation's wholly-owned subsidiary Hughes Electronics Corporation ("Hughes") and Hughes' subsidiary,
DIRECTV Holdings LLC ("DIRECTV U.S."), announced that DIRECTV U.S. is increasing its full-year guidance for net subscriber additions and revenues. A copy of the press release relating to such announcement, dated September 29, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENERAL MOTORS CORPORATION
                                        ---------------------------
                                        (Registrant)

Date:  September 29, 2003          By:  /s/PETER R. BIBLE.
                                   ---  ------------------
                                        (Peter R. Bible,
                                         Chief Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.   Exhibit
----------    -------

  99.1        Press Release, dated September 29, 2003

                                                                   EXHIBIT 99.1




         DIRECTV U.S. INCREASES FULL YEAR GUIDANCE TO OVER 1 MILLION NET
           NEW SUBSCRIBERS DRIVEN BY STRONGER THAN EXPECTED SUBSCRIBER
              GROWTH OF APPROXIMATELY 320,000 IN THE THIRD QUARTER

     El Segundo, Calif., September 29, 2003-- Hughes Electronics Corporation ("HUGHES") and its subsidiary, DIRECTV Holdings LLC ("DIRECTV U.S."), today announced that DIRECTV U.S. is increasing its full-year guidance for net subscriber additions and revenues.

     "Due primarily to DIRECTV U.S.' attractive consumer promotions, including the very popular NFL SUNDAY TICKETTM, along with solid churn management consistent with its third quarter expectations of approximately 1.6 percent per month, DIRECTV U.S. expects to add about 320,000 net new owned and operated subscribers in the quarter. Driven by these results and the expected continued strong demand for the remainder of the year, as well as achieving its full-year churn target of 1.5 percent per month, DIRECTV U.S. is increasing its full-year 2003 guidance for net owned and operated subscriber additions to approximately
1.05 million, compared with the prior guidance of approximately 900,000," said Jack A. Shaw, president and chief executive officer of HUGHES.

     Roxanne S. Austin, president and chief operating officer, DIRECTV U.S., added, "We are also increasing our revenue guidance for the third quarter and full-year to approximately $1.93 billion and $7.6 billion, respectively, due to the higher demand for our exclusive NFL SUNDAY TICKET package, local channels and multiple set-top boxes."

     "In addition to the substantial growth we expect to attain at the top line, we continue to manage our costs and improve margins to drive results at the bottom line," Austin continued. "DIRECTV U.S. is maintaining its third quarter and full year guidance for all other financial and operating metrics, including operating profit before depreciation and amortization and operating profit, despite the significantly higher marketing costs associated with the stronger than anticipated subscriber growth in the quarter and full year."

     HUGHES' regularly scheduled quarterly earnings conference call will be held October 14, 2003 at 2 p.m. ET.

     DIRECTV U.S. is the nation's leading digital multichannel television service provider with more than 11.8 million customers. DIRECTV and the Cyclone Design logo are registered trademarks of DIRECTV, Inc., a unit of Hughes Electronics Corporation. HUGHES, a unit of General Motors Corporation, is a world-leading provider of digital television entertainment, broadband satellite networks and services, and global video and data broadcasting. The earnings of HUGHES are used to calculate the earnings attributable to the General Motors Class H common stock (NYSE:GMH). For more information, visit www.DIRECTV.com and www.hughes.com.



DIRECTV U.S. Financial Guidance


                                        Third Quarter 2003     Full Year 2003
                                        ------------------    -----------------
                                        Prior      Revised    Prior     Revised
                                        -----      -------    -----     -------
DIRECTV U.S.
    Revenues                           ~$1.875B    ~$1.93B    ~$7.5B    ~$7.6B
    Operating Profit before
      Depreciation &
      Amortization                   $225 - 250M  No Change   ~$1.0B   No Change
    Operating Profit                 $90 - 115M   No Change   ~$475M   No Change
    Net Owned and Operated
      Subscriber Adds                    N/A        ~320K     ~900K     ~1.05M



                   NON-GAAP FINANCIAL RECONCILIATION SCHEDULE


                                         Revised
                        Prior Third       Third       Prior Full   Revised Full
                        Quarter 2003   Quarter 2003   Year 2003     Year 2003
                         Guidance        Guidance      Guidance      Guidance
                        ------------   ------------   -----------  ------------
DIRECTV U.S.
    Operating profit   $90 - 115M        No Change     ~$475M        No Change
    Plus: D&A           ~$135M           No Change     ~$525M        No Change
                        -------                        -------
    Operating profit
      before D&A       $225 - 250M       No Change     ~$1,000M      No Change

(1) Operating profit (loss) before depreciation and amortization, which is a non-GAAP financial measure, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with accounting principles generally accepted in the United States of America. Hughes' management and its Board of Directors use operating profit before depreciation and amortization to evaluate the operating performance of Hughes and its business segments. Hughes' and DIRECTV U.S.' management also use this metric to allocate resources and capital, measure performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt, or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense for the cost of historical capital expenditures and for intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization from operating profit, Hughes' and DIRECTV U.S.' management and Hughes' Board of Directors separately measure and budget for capital expenditures and business acquisitions.

     Hughes and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare Hughes' and DIRECTV U.S.' operating performance to other communications, entertainment and media service providers. Hughes and DIRECTV U.S. believe that investors use current and projected operating profit before depreciation and amortization and similar measures to estimate Hughes' and DIRECTV U.S.' current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization. Hughes' and DIRECTV U.S.' management believe this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets in purchase accounting, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

     NOTE: This release may contain certain statements that Hughes and/or DIRECTV U.S. believe are, or may be considered to be, "forward-looking statements," within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as we "believe," "expect," "anticipate," "intend," "plan," "foresee" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause Hughes' and/or DIRECTV U.S.' actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Risk factors which could cause actual performance and future actions to differ materially from forward-looking statements made herein may include, but are not limited to, economic conditions, product demand and market acceptance, government action, local political or economic developments in or affecting countries where Hughes has operations, including political, economic and social uncertainties in many Latin American countries in which the DIRECTV Latin America businesses operate, potential adverse effects of the DIRECTV Latin America, LLC Chapter 11 bankruptcy proceedings, foreign currency exchange rates, ability to obtain export licenses, competition, the outcome of legal proceedings, ability to achieve cost reductions, ability to timely perform material contracts, ability to renew programming contracts under favorable terms, technological risk, limitations on access to distribution channels, the success and timeliness of satellite launches, in-orbit performance of satellites, loss of uninsured satellites, ability of customers to obtain financing, the ability to access capital to maintain financial flexibility and the effects of the strategic transactions that GM and Hughes have entered into with News Corporation.